UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2005

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bestgate Road, Suite 100, Annapolis, Maryland 21401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 224-8770

Not applicable.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On November 21, 2005, FTI Consulting, Inc. (“FTI”) announced that it and two of its wholly owned subsidiaries, FTI Compass, LLC (“FTI Compass” or the “Buyer”) and FTI, LLC, entered into a stock and asset purchase agreement dated as of November 19, 2005 (the “Purchase Agreement”), with Competition Policy Associates, Inc., a District of Columbia corporation (the “Company”), and the stockholders of the Company listed on Schedule I to the Purchase Agreement (the “Sellers”), pursuant to which FTI Compass will acquire all of the outstanding common stock of the Company, and certain assets of the Sellers relating to the Company’s business, including certain client engagements and each of the Seller’s personal goodwill relating to the Company’s business (the “Acquired Assets”), and will assume specified liabilities of the Sellers. The acquisition is currently expected to close in early January 2006.

The purchase price payable will be determined by multiplying (i) 6.25, by (ii) EBIT (as defined in the Purchase Agreement) of the Company and the business associated with the Acquired Assets (collectively, the “Business”) as of December 31, 2005 (the “EBIT Purchase Price”). The EBIT Purchase Price will be payable (a) in cash in an amount equal to 0.64 times the EBIT Purchase Price (the “Cash Allocation”), and (b) in shares of common stock of FTI with an aggregate value equal to 0.36 times the EBIT Purchase Price (the “Stock Allocation”). The aggregate number of shares of common stock issuable by FTI (the “Initial Shares”) will be determined by dividing the (i) Stock Allocation, by (ii) the average closing price of one share of FTI common stock as reported on the New York Stock Exchange (or other principal exchange on which FTI’s common stock is then traded) for the five trading days immediately preceding the closing date (the “Current Market Value”). The cash portion of the EBIT Purchase Price will be adjusted at closing based on an estimated calculation of Working Capital (as defined in the Purchase Agreement) as of December 31, 2005 to be prepared by the Sellers (the “Working Capital”). The EBIT Purchase Price as adjusted for the Working Capital, is hereafter referred to as “Purchase Price”).

The Purchase Agreement provides for payment of cash and shares of common stock of FTI at closing based on the Sellers’ estimates of EBIT, Working Capital, the EBIT Purchase Price, the Cash Allocation and the Stock Allocation as of December 31, 2005. The Purchase Agreement further provides for post-closing adjustments and payments based on: (A) actual EBIT of the Business as of December 31, 2005 and (B) actual Working Capital as of December 31, 2005. The EBIT Purchase Price adjustment will be payable by the Buyer or the Sellers, as applicable, in the same proportion of cash and the shares of FTI common stock (valued at the Current Market Value) as were paid on account of the estimated EBIT Purchase Price at closing. The Initial Shares and shares of FTI common stock issued in consideration of the post-closing adjustment to the EBIT Purchase Price are collectively referred to as the “Shares”). The Working Capital purchase price adjustment will be payable by the Buyer or the Sellers, as applicable, in cash. In addition, the Purchase Agreement provides for additional consideration equal to: (A) 37.5% of the amount by which EBIT of the Business Unit (as defined in the Purchase Agreement) for each fiscal year ending December 31, 2006 to 2013 exceeds Combined Target EBIT (as defined in the Purchase Agreement) for such fiscal year, payable to the Sellers in cash; (B) 20.0% of the EBIT of the Business Unit for each of the fiscal years ending December 31, 2011, 2012, and 2013, payable in cash to the Sellers; (C) conditional contractual protection against a decline in the value of the Shares, determined from time to time during the five years

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following the closing as the product of (a) the difference of (i) the closing price of one Share of common stock of FTI as reported on the New York Stock Exchange as of the later of (1) each date that Shares of a Seller have been released from escrow under his or her restricted stock agreement or (2) the date on which restrictions with respect to Shares lapse (each a “Lapse Date”), minus (ii) the Current Market Value, multiplied by (b) the number of such Shares released on such Lapse Date; and (D) 12.5% of the amount by which EBIT of the Business Unit for each fiscal year ending December 31, 2006 to 2013 exceeds Combined Target EBIT for such fiscal year, to be set aside in a bonus account to be distributed as incentive compensation to employees of the Business, including the Sellers.

The Sellers will enter into restricted stock agreements at closing, which will provide for the escrow of all Shares paid to them pursuant to the Purchase Agreement. The Shares placed in escrow will be available for purchase price adjustments in favor of FTI and the Buyer, and to secure Sellers’ indemnity obligations. In addition to the escrow, pursuant to the restricted stock agreements the Sellers will contractually agree not to sell, transfer, assign, pledge or otherwise dispose of the Shares after the closing. Shares will be released from escrow and their contractual restrictions on transfer will lapse in increments over a five year period from closing, except that the restrictions would lapse immediately upon death or disability and certain other events related to a Seller’s employment or consulting status. In the event a Seller is terminated for “Cause” or resigns without “Good Reason” or “Breach of Contract” (as each such term is defined in the employment or consulting agreement, as applicable) any restrictions on the Shares would be extended for an additional five year period from the date of termination or resignation.

Each Seller will enter into an employment or consulting agreement with an affiliate of FTI pursuant to which such Seller will agree to provide services for an eight year period and covenant not to compete or solicit for an additional two years. Each Seller will be eligible to be awarded a stock option exercisable for a specified number of shares of common stock of FTI on the effective date of his employment or consulting agreement. In addition, each Seller will be eligible to receive incentive compensation. Sellers who are employees will be eligible to participate in FTI’s other employee benefit plans generally available to employees.

FTI will also make loans to the four principal Sellers at closing aggregating approximately $8.0 million (collectively, the “Loans”). Under the terms of the Loans, the Company may not collect interest. At closing, the Sellers will enter into promissory notes evidencing the Loans.

The closing under the Purchase Agreement is subject to customary conditions. A copy of the Purchase Agreement (and the form of restricted stock agreement filed as an exhibit thereto) is filed as Exhibit 2.1 hereto and incorporated by reference herein. The description of the Purchase Agreement (and the form of restricted stock agreement) and the transactions contemplated thereby contained herein is qualified in its entirety by the full text of such agreements.

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Item 3.02.    Unregistered Sales of Equity Securities.

The contents of Item 1.01 of this current report on Form 8-K is incorporated herein by reference. The description of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by the full text of the Purchase Agreement. A copy of the Purchase agreement is filed as Exhibit 2.1 hereto and incorporated by reference herein. The offer and sale of Shares in connection with the Purchase Agreement will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act. The offer and sale of Shares in connection with the Purchase Agreement are being made without general solicitation or advertising.

Item 7.01.    Regulation FD Disclosure.

On November 21, 2005, FTI issued a press release announcing that it has entered into a definitive agreement to acquire all of the outstanding common stock of the Company, and the Acquired Assets from the Sellers, and disclosing information under Regulation FD. The November 21, 2005 press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

The information included in the press release furnished as Exhibit 99.1 with respect to information disclosed under Regulation FD shall be deemed not to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

2.1	Stock and Asset Purchase Agreement dated as of November 19, 2005, by and among FTI Compass, LLC, a Maryland limited liability company and wholly-owned Subsidiary of FTI, FTI Consulting, Inc., a Maryland corporation (“FTI”), FTI, LLC, a Maryland limited liability company, Competition Policy Associates, Inc., a District of Columbia corporation, and the stockholders of the Company listed on Schedule I thereto.*

99.1	Press Release of FTI Consulting, Inc., dated November 21, 2005.

*	With the exception of Exhibit A (Form of Restricted Stock Agreement), exhibits, schedules (or similar attachments) to the Stock and Asset Purchase Agreement are not filed. FTI will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTI CONSULTING, INC.

November 22, 2005	By:	/s/ Theodore I. Pincus
Theodore I. Pincus Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Stock and Asset Purchase Agreement dated as of November 19, 2005, by and among FTI Compass, LLC, a Maryland limited liability company and wholly-owned Subsidiary of FTI, FTI Consulting, Inc., a Maryland corporation (“FTI”), FTI, LLC, a Maryland limited liability company, Competition Policy Associates, Inc., a District of Columbia corporation, and the stockholders of the Company listed on Schedule I thereto.*

99.1	Press Release of FTI Consulting, Inc., dated November 21, 2005.

*	With the exception of Exhibit A (Form of Restricted Stock Agreement), exhibits, schedules (or similar attachments) to the Stock and Asset Purchase Agreement are not filed. FTI will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.